Exhibit 99.1

Daseke Reports Record Third Quarter 2018 Results

Addison, Texas – November 6, 2018 –  Daseke, Inc. (NASDAQ: DSKE) (NASDAQ: DSKEW), the largest flatbed, specialized transportation and logistics solutions company in North America, today reported financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Highlights vs. Same Year-Ago Quarter

•	Revenue increased 99% to a record $461.6 million. This represents the fourth consecutive quarter that year-over-year revenue growth has exceeded 70%.
•	Flatbed Solutions revenue up 112% to $181.5 million; Specialized Solutions revenue up 92% to $283.9 million[1].
•	Revenue up 18% excluding acquisitions.
•	Net income improved significantly to $2.2 million, or $0.01 per share, compared to $0.1 million, or $0.0 per share ($0.03 net loss per share attributable to common stockholders).
•

Adjusted EBITDA[2] increased 96% to a $52.8 million (Acquisition Adjusted[3] EBITDA up 18%). This represents the fourth consecutive quarter that year-over-year Adjusted EBITDA growth has exceeded 50%. Both Flatbed Solutions and Specialized Solutions realized third quarter Adjusted EBITDA growth of 78% and 101%, respectively.

Management Commentary

“We reported another record quarter with significant expansion in revenue and profitability,” said Don Daseke, chairman and CEO. “Our operating companies continued to perform in a robust rate and high-demand market environment that we expect to continue based upon strong demand from our blue-chip customer base. As important, our strategic growth plan is producing the intended results as we reported an 18% increase in Acquisition Adjusted EBITDA. In fact, this was our third consecutive quarter of double-digit Acquisition Adjusted EBITDA expansion. Driving our results were strong growth in both our flatbed and specialized segments, and continued expansion in rate per mile and revenue per tractor.

“During the quarter, we also made progress on various operational initiatives. On the M&A integration front, we have owned Aveda since June and have already experienced strong growth. During the four months we’ve owned Aveda, revenue and adjusted EBITDA have grown by 23% and 54%, respectively. We have leveraged our significant purchasing power to drive savings in fuel, insurance and employee benefits. Additionally, our operational expertise allowed us to add owner-operators to reduce Aveda’s third-party spend, increasing margins. Builders Transportation has also benefited from Daseke platform synergies and strong market demand, already contributing to our third quarter Adjusted EBITDA in a healthy domestic steel market for our business.

1Net of eliminations, Flatbed Solutions revenue was $180.7 million and Specialized Solutions revenue was $280.9 million.

2See Non-GAAP Measures for more information regarding Adjusted EBITDA measures.

3See Non-GAAP Measures for more information regarding Acquisition Adjusted EBITDA measures.

“We also made positive strides on driver retention. Our pilot program in the Pacific Northwest continued to produce the intended results, with 97% seated trucks six months into the program. This is accomplished by implementing a more traditional salary and bonus pay structure. These programs are designed and implemented with the drivers in mind by our stellar teams at our operating divisions, and we applaud them on these early results. Programs like this are why Daseke’s turnover rates are improving while the industry continues to worsen. The tight driver market is really showing Daseke’s strength and competitive advantage.

“Although we are committed to an opportunistic M&A strategy and our pipeline remains robust, we do not anticipate any further transactions for at least several months as we continue to focus on integration and organic growth. Given our performance to date, as well as our outlook, we believe Daseke is very well-positioned to accelerate the organic growth of our operating companies and leverage our scale in 2019 and beyond.”

Third Quarter 2018 Financial Results

Revenue in the third quarter of 2018 increased 99% to $461.6 million compared to $231.3 million in the year-ago quarter. The increase was primarily driven by the acquisition of seven operating companies of scale since July 2017. Excluding the impact of these acquisitions, revenue increased 18% largely due to an improvement in rates in both the Flatbed and Specialized Solutions segments.

Net income in the third quarter of 2018 improved significantly to $2.2 million, or $0.01 per share, compared to $0.1 million, or $0.0 per share, in the third quarter of 2017 ($0.03 net loss per share attributable to common stockholders). Acquisition Adjusted net income in the third quarter of 2018 was $2.7 million compared to $4.5 million in the third quarter of 2017 due primarily to a $2.2 million income tax benefit in the year-ago quarter.

Adjusted EBITDA increased 96% to $52.8 million compared to $27.0 million in the third quarter of 2017, and Acquisition Adjusted EBITDA increased 18% to $54.0 million. The significant improvements in net income and Adjusted EBITDA were primarily driven by the aforementioned acquisitions and rate improvements.

Segment Results

Flatbed Solutions - Flatbed Solutions revenue in the third quarter of 2018 increased 112% to $181.5 million1 compared to $85.6 million in the year-ago quarter. This was driven by two flatbed acquisitions of scale since December 2017, as well as a 10% increase in flatbed rate per mile and 9% growth in revenue per tractor. Excluding the impact of these acquisitions, rates were up 9% compared to the year-ago quarter. Operating income was $12.2 million, up 157% from $4.8 million in the third quarter of 2017. Adjusted EBITDA increased 78% to $21.7 million compared to $12.2 million in the year-ago quarter.

Specialized Solutions - Specialized Solutions revenue in the third quarter of 2018 increased 92% to $283.9 million1 compared to $147.6 million in the year-ago quarter. The increase was driven by five specialized acquisitions of scale since July 2017, as well as a 31% increase in specialized rate per mile and 24% growth in revenue per tractor. Excluding the impact of acquisitions, rates were up 10% compared to the year-ago quarter. Operating income was $11.8 million, up 65% from $7.2 million in the third quarter of 2017. Adjusted EBITDA increased 101% to $40.5 million compared to $20.1 million in the year-ago quarter.

2018 Outlook

Daseke continues to expect revenue in 2018 to be approximately $1.55 billion compared to $846.3 million in 2017, and Adjusted EBITDA to increase 85% to approximately $170 million compared to $91.9 million in 2017. Net replacement capital expenditures in 2018 are expected to be approximately $85 million, which takes into consideration recently acquired companies.

Conference Call

Daseke will hold a conference call today at 11:00 a.m. Eastern time to discuss its third quarter 2018 results.

Date: Tuesday, November 6, 2018

Time: 11:00 a.m. Eastern time (10:00 a.m. Central time)

Toll-free dial-in number: 1-855-242-9918

International dial-in number: 1-414-238-9803

Conference ID: 3688486

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of Daseke’s website at investor.daseke.com. Presentation materials will be posted at the time of the call at investor.daseke.com as well.

A replay of the conference call will be available after 2:00 p.m. Eastern time on the same day through November 20, 2018.

Toll-free replay number: 1-855-859-2056

International replay number: 1-404-537-3406

Replay ID: 3688486

About Daseke, Inc.

Daseke, Inc. is the leading consolidator and the largest flatbed and specialized transportation and logistics company in North America. Daseke offers comprehensive, best-in-class services to many of the world’s most respected industrial shippers through experienced people, a fleet of approximately 6,000 tractors and 13,000 flatbed and specialized trailers, and a million-plus square feet of industrial warehousing space. For more information, please visit www.daseke.com.

Use of Non-GAAP Measures

This news release includes non‐GAAP financial measures for Daseke and its operating segments, including Adjusted EBITDA, Adjusted EBITDAR and Acquisition Adjusted, revenue, net loss and EBITDA (Acquisition Adjusted Measures), free cash flow and adjusted operating ratio. Other companies in Daseke’s industry may define these non‐GAAP measures differently than Daseke does, and as a result, it may be difficult to use these non‐GAAP measures to compare the performance of those companies to Daseke’s performance. Daseke’s management does not consider these non‐GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP and instead relies primarily on Daseke’s GAAP results and uses non‐GAAP measures supplementally.

Daseke defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, including other fees and charges associated with indebtedness, net of interest income, (iii) income taxes, (iv) acquisition‐related transaction expenses (including due diligence costs, legal, accounting and other advisory fees and costs, retention and severance payments and financing fees and expenses), (v) stock‐based compensation, (vi) non‐cash impairments, and (vii) expenses related to the business combination that was consummated in February 2017 and related transactions. Daseke defines Adjusted EBITDAR as Adjusted EBITDA plus tractor operating lease charges. Daseke defines Acquisition Adjusted as (a) our actual revenue, net loss or Adjusted EBITDA, as applicable, for the applicable measurement period and (b) the actual revenue, net loss or Adjusted EBITDA, as applicable, of each company acquired in 2017 and in 2018 (excluding the Kelsey Trail acquisition), as though those acquisitions were completed on the first date of the applicable measurement period, based on the company’s internal financial statements for the period prior to Daseke’s acquisition. These adjusted amounts (i) have not been prepared in accordance with the requirements of Regulation S‐X or any other securities laws relating to the presentation of pro forma financial information, (ii) do not reflect any pro forma adjustments, (iii) are presented for informational purposes only, (iv) are not necessarily indicative of what our result of operations would have been had such acquisitions been completed as though those acquisitions were completed on the first date of the applicable measurement period, and (v) do not purport to project our future operating results.

Daseke defines Excluded Acquisition as all acquisitions in 2017, excluding (a) all acquisitions after August 31, 2017; however, including (b) Belmont and Kelsey Trail.  Belmont and Kelsey Trails’ operations and financial results have been fully integrated into Smokey Point Distributing and Big Freight Systems, respectively, therefore, they cannot be broken out.

Daseke defines free cash flow as Adjusted EBITDA less net capital expenditures (capital expenditures less proceeds from equipment sales). Daseke’s board of directors and executive management team use Adjusted EBITDA, Adjusted EBITDAR and Acquisition Adjusted Measures as key measures of its performance and for business planning.

Adjusted EBITDA, Adjusted EBITDAR and Acquisition Adjusted Measures assist them in comparing Daseke’s operating performance over various reporting periods on a consistent basis because they remove from Daseke’s operating results the impact of items that, in their opinion, do not reflect Daseke’s core operating performance. Adjusted EBITDA, Adjusted EBITDAR and Acquisition Adjusted Measures also allows Daseke to more effectively evaluate its operating performance by allowing it to compare the results of operations against its peers without regard to its or its peers’ financing method or capital structure.

Daseke believes its presentation of Adjusted EBITDA, Adjusted EBITDAR and Acquisition Adjusted Measures is useful because they provide investors and industry analysts the same information that Daseke uses internally for purposes of assessing its core operating performance. However, Adjusted EBITDA, Adjusted EBITDAR and Acquisition Adjusted Measures are not substitutes for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non‐GAAP measures such as Adjusted EBITDA, Adjusted EBITDAR and Acquisition Adjusted Measures. Certain items excluded from Adjusted EBITDA, Adjusted EBITDAR and Acquisition Adjusted Measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Adjusted EBITDA, Adjusted EBITDAR and Acquisition Adjusted Measures should not be considered measures of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business.

Daseke’s board of directors and executive management team use free cash flow to assess the Company’s performance and ability to fund operations and make additional investments. Free cash flow represents the cash that its business generates from operations, before taking into account cash movements that are nonoperational. Daseke believes its presentation of free cash flow is useful because it is one of several indicators of Daseke’s ability to service debt, make investments and/or return capital to its stockholders. Daseke also believes that free cash flow is one of several benchmarks used by investors and industry analysts for comparison of performance in its industry, although Daseke’s measure of free cash flow may not be directly comparable to similar measures reported by other companies. Furthermore, free cash flow is not a substitute for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non‐GAAP measures such as free cash flow. Accordingly, free cash flow should not be considered a measure of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business.

Daseke defines adjusted operating ratio as (a) total operating expenses (i) less fuel surcharges, acquisition related transaction expenses, non‐cash impairment charges and withdrawn initial public offering‐related expenses and (ii) further adjusted for the net impact of the step‐up in basis resulting from acquisitions (such as increased depreciation and amortization expense), as a percentage of (b) total revenue excluding fuel surcharge revenue.

Daseke’s board of directors and executive management team view adjusted operating ratio, and its key drivers of revenue quality, growth, expense control and operating efficiency, as a very important measure of Daseke’s performance. Daseke believes fuel surcharge is often volatile and eliminating the impact of this source of revenue (by eliminating fuel surcharge from revenue and by netting fuel surcharge against fuel expense) affords a more consistent basis for comparing its results of operations between periods. Daseke also believes excluding acquisition‐related transaction expenses, additional depreciation and amortization expenses as a result of acquisitions, non‐cash impairments and withdrawn initial public offering‐related expenses enhances the comparability of its performance between periods.

Daseke believes its presentation of adjusted operating ratio is useful because it provides investors and industry analysts the same information that Daseke uses internally for purposes of assessing its core operating profitability. However, adjusted operating ratio is not a substitute for, or more meaningful than, operating ratio, operating margin or any other measure derived solely from GAAP measures, and there are limitations to using non‐GAAP measures such as adjusted operating ratio. You can find the reconciliation of these non‐GAAP measures to the nearest comparable GAAP measures in the Reconciliation of Non‐GAAP Measures tables below. We have not reconciled non‐GAAP forward looking measures to their corresponding GAAP measures because certain items that impact these measures are unavailable or cannot be reasonably predicted without unreasonable efforts.

Forward‐Looking Statements

This news release includes “forward‐looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward‐looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” “will” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Projected financial information, including our guidance outlook, are forward-looking statements.  These forward‐looking statements are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward‐looking statements should not be relied upon as representing Daseke’s views as of any subsequent date, and we do not undertake any obligation to update forward‐looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward‐looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward‐looking statements. Some factors that could cause actual results to differ include, but are not limited to, general economic and business risks (such as downturns in customers’ business cycles and disruptions in capital and credit markets), driver shortages and increases in driver compensation or owner‐operator contracted rates, loss of senior management or key operating personnel, Daseke’s ability to recognize the anticipated benefits of recent acquisitions, including the Aveda transaction, its ability to identify and execute future acquisitions successfully, seasonality and the impact of weather and other catastrophic events, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, Daseke’s ability to generate sufficient cash to service all of its indebtedness, restrictions in its existing and future debt agreements, increases in interest rates, changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general, the impact of governmental regulations and other governmental actions related to Daseke and its operations, litigation and governmental proceedings, and insurance and claims expenses. For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward‐looking statements, please see Daseke’s filings with the Securities and Exchange Commission, available at www.sec.gov, including Daseke’s Annual Report on Form 10‐K for the year ended December 31, 2017, particularly the section “Risk Factors.”

Investor Relations:

Liolios

Cody Slach or Sean Mansouri

Tel 1-949-574-3860

DSKE@liolios.com

Daseke, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)

	September 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$18,077	$90,679
Accounts receivable, net	233,983	127,368
Drivers’ advances and other receivables	6,045	4,792
Current portion of net investment in sales-type leases	15,744	10,979
Parts supplies	5,366	4,653
Prepaid and other current assets	33,458	28,240
Total current assets	312,673	266,711
Property and equipment, net	562,659	429,639
Intangible assets, net	212,009	93,120
Goodwill	274,291	302,702
Other long-term assets	44,902	33,496
Total assets	$1,406,534	$1,125,668
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,534	$12,488
Accrued expenses and other liabilities	54,370	25,876
Accrued payroll, benefits and related taxes	20,315	14,004
Accrued insurance and claims	14,351	12,644
Current portion of long-term debt	58,407	43,056
Total current liabilities	172,977	108,068
Line of credit	15,664	4,561
Long-term debt, net of current portion	594,360	569,740
Deferred tax liabilities	134,057	90,434
Other long-term liabilities	20,960	1,632
Total liabilities	938,018	774,435
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.0001 par value; 10,000,000 shares authorized; 650,000 shares issued with liquidation preference of $65,000 at September 30, 2018 and December 31, 2017	65,000	65,000
Common stock, par value $0.0001 per share; 250,000,000 shares authorized, 64,445,371 and 48,712,288 shares issued and outstanding at September 30, 2018 and December 31, 2017 respectively	6	5
Additional paid-in-capital	432,795	277,931
Retained earnings (accumulated deficit)	(29,710)	7,338
Accumulated other comprehensive income	425	959
Total stockholders’ equity	468,516	351,233
Total liabilities and stockholders’ equity	$1,406,534	$1,125,668

Daseke, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues:
Freight	$329,474	$171,245	$842,128	$446,454
Brokerage	82,203	34,198	188,432	83,723
Logistics	11,656	7,871	31,265	10,571
Fuel surcharge	38,256	18,008	104,244	48,331
Total revenue	461,589	231,322	1,166,069	589,079
Operating expenses:
Salaries, wages and employee benefits	114,776	64,955	287,735	174,253
Fuel	38,931	24,734	103,666	64,423
Operations and maintenance	51,494	35,132	126,427	86,332
Communications	920	539	2,426	1,491
Purchased freight	170,548	61,598	429,948	148,945
Administrative expenses	16,075	8,619	41,290	24,019
Sales and marketing	1,007	488	2,295	1,425
Taxes and licenses	4,681	2,963	12,265	7,855
Insurance and claims	12,738	6,351	32,350	15,516
Acquisition-related transaction expenses	601	773	2,442	2,255
Depreciation and amortization	36,800	19,805	93,748	53,758
Gain on disposition of revenue property and equipment	(899)	(339)	(1,545)	(513)
Impairment	—	—	2,840	—
Total operating expenses	447,672	225,618	1,135,887	579,759
Income from operations	13,917	5,704	30,182	9,320
Other expense (income):
Interest income	(170)	(76)	(1,213)	(130)
Interest expense	11,839	8,624	33,246	21,064
Write-off of unamortized deferred financing fees	—	—	—	3,883
Other	(603)	(32)	(2,462)	(247)
Total other expense	11,066	8,516	29,571	24,570
Income (loss) before provision (benefit) for income taxes	2,851	(2,812)	611	(15,250)
Provision (benefit) for income taxes	670	(2,862)	(14,258)	(3,448)
Net income (loss)	2,181	50	14,869	(11,802)
Other comprehensive income (loss):
Unrealized income on interest rate swaps	—	—	—	52
Foreign currency translation adjustments, net of tax expense (benefit) of $105, $283, $(146) and $556, respectively	409	526	(534)	1,032
Comprehensive income (loss)	2,590	576	14,335	(10,718)
Net income (loss)	2,181	50	14,869	(11,802)
Less dividends to Series A convertible preferred stockholders	(1,239)	(1,225)	(3,717)	(2,919)
Less dividends to Series B convertible preferred stockholders	—	—	—	(806)
Net income (loss) attributable to common stockholders	$942	$(1,175)	$11,152	$(15,527)
Net income (loss) per common share:
Basic	$0.01	$(0.03)	$0.18	$(0.45)
Diluted	$0.01	$(0.03)	$0.18	$(0.45)
Weighted-average common shares outstanding:
Basic	65,289,320	39,359,523	60,413,694	34,790,861
Diluted	65,289,320	39,359,523	60,413,694	34,790,861
Dividends declared per Series A convertible preferred share	$1.91	$1.91	$5.72	$2.59
Dividends declared per Series B convertible preferred share	$—	$—	$—	$12.50

Daseke, Inc. and Subsidiaries

Supplemental Information: Flatbed Solutions

(Unaudited)

	Three Months Ended September 30,
	2018		2017		Increase (Decrease)
(Dollars in thousands)	$	%	$	%	$	%

REVENUE(1):
Freight	$130,678	72.0	$67,807	79.2	$62,871	92.7
Brokerage	29,134	16.1	9,385	11.0	19,749	210.4
Logistics	824	0.5	—	*	824	*
Fuel surcharge	20,858	11.5	8,400	9.8	12,458	148.3
Total revenue	181,494	100.0	85,592	100.0	95,902	112.0

OPERATING EXPENSES(1):
Total operating expenses	169,264	93.3	80,837	94.4	88,427	109.4
Operating ratio	93.3%		94.4%
Adjusted operating ratio	92.4%		93.5%
INCOME FROM OPERATIONS	$12,230	6.7	$4,755	5.6	$7,475	157.2

OPERATING STATISTICS:
Total miles	64,073,858		36,646,345		27,427,513	74.8
Company-operated tractors, at quarter-end	1,363		1,141		222	19.5
Owner-operated tractors, at quarter-end	1,636		463		1,173	253.3
Number of trailers, at quarter-end	5,173		2,878		2,295	79.7

Company-operated tractors, average for the quarter	1,244		1,144		100	8.7
Owner-operated tractors, average for the quarter	1,611		469		1,142	243.5

*indicates not meaningful.

(1)	Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.

Daseke, Inc. and Subsidiaries

Supplemental Information: Flatbed Solutions

(Unaudited)

	Nine Months Ended September 30,
	2018		2017		Increase (Decrease)
(Dollars in thousands)	$	%	$	%	$	%

REVENUE(1):
Freight	$353,676	72.4	$200,670	79.1	$153,006	76.2
Brokerage	76,006	15.6	27,979	11.0	48,027	171.7
Logistics	2,231	0.5	—	*	2,231	*
Fuel surcharge	56,768	11.6	25,145	9.9	31,623	125.8
Total revenue	488,681	100.0	253,794	100.0	234,887	92.6

OPERATING EXPENSES(1):
Total operating expenses	460,219	94.2	238,839	94.1	221,380	92.7
Operating ratio	94.2%		94.1%
Adjusted operating ratio	93.2%		93.1%
INCOME FROM OPERATIONS	$28,462	5.8	$14,955	5.9	$13,507	90.3

OPERATING STATISTICS:
Total miles	180,415,251		112,318,418		68,096,833	60.6
Company-operated tractors, at period-end	1,363		1,141		222	19.5
Owner-operated tractors, at period-end	1,636		463		1,173	253.3
Number of trailers, at period-end	5,173		2,878		2,295	79.7

Company-operated tractors, average for the period	1,151		1,158		(7)	(0.6)
Owner-operated tractors, average for the period	1,524		454		1,070	235.7

*indicates not meaningful.

(1)	Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.

Daseke, Inc. and Subsidiaries

Supplemental Information: Specialized Solutions

(Unaudited)

	Three Months Ended September 30,
	2018		2017		Increase (Decrease)
(Dollars in thousands)	$	%	$	%	$	%

REVENUE(1):
Freight	$202,085	71.2	$105,137	71.2	$96,948	92.2
Brokerage	53,233	18.8	24,852	16.8	28,381	114.2
Logistics	10,855	3.8	7,886	5.3	2,969	37.6
Fuel surcharge	17,718	6.2	9,756	6.6	7,962	81.6
Total revenue	283,891	100.0	147,631	100.0	136,260	92.3

OPERATING EXPENSES(1):
Total operating expenses	272,076	95.8	140,472	95.2	131,604	93.7
Operating ratio	95.8%		95.2%
Adjusted operating ratio	93.0%		92.6%
INCOME FROM OPERATIONS	$11,815	4.2	$7,159	4.8	$4,656	65.0

OPERATING STATISTICS:
Total miles	57,228,358		38,948,331		18,280,027	46.9
Company-operated tractors, at quarter-end	2,436		1,716		720	42.0
Owner-operated tractors, at quarter-end	678		452		226	50.0
Number of trailers, at quarter-end	8,724		5,266		3,458	65.7

Company-operated tractors, average for the quarter	2,446		1,638		808	49.3
Owner-operated tractors, average for the quarter	721		408		313	76.7

*indicates not meaningful.

(1)	Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.

Daseke, Inc. and Subsidiaries

Supplemental Information: Specialized Solutions

(Unaudited)

	Nine Months Ended September 30,
	2018		2017		Increase (Decrease)
(Dollars in thousands)	$	%	$	%	$	%

REVENUE(1):
Freight	$496,712	72.3	$250,255	73.5	$246,457	98.5
Brokerage	112,823	16.4	55,820	16.4	57,003	102.1
Logistics	29,128	4.2	10,594	3.1	18,534	174.9
Fuel surcharge	48,474	7.1	23,620	6.9	24,854	105.2
Total revenue	687,137	100.0	340,289	100.0	346,848	101.9

OPERATING EXPENSES(1):
Total operating expenses	663,072	96.5	327,533	96.3	335,539	102.4
Operating ratio	96.5%		96.3%
Adjusted operating ratio	93.4%		94.0%
INCOME FROM OPERATIONS	$24,065	3.5	$12,756	3.7	$11,309	88.7

OPERATING STATISTICS:
Total miles	163,313,962		94,967,882		68,346,080	72.0
Company-operated tractors, at period-end	2,436		1,716		720	42.0
Owner-operated tractors, at period-end	678		452		226	50.0
Number of trailers, at period-end	8,724		5,266		3,458	65.7

Company-operated tractors, average for the period	2,173		1,375		798	58.0
Owner-operated tractors, average for the period	618		295		323	109.5

*indicates not meaningful.

(1)	Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.

Daseke, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net income (loss)	$2,181	$50	$14,869	$(11,802)
Depreciation and amortization	36,800	19,805	93,748	53,758
Interest income	(170)	(76)	(1,213)	(130)
Interest expense	11,839	8,624	33,246	21,064
Write-off of unamortized deferred financing fees	—	—	—	3,883
Income tax provision (benefit)	670	(2,862)	(14,258)	(3,448)
Acquisition-related transaction expenses	601	773	2,442	2,255
Impairment	—	—	2,840	—
Stock based compensation	928	663	2,716	1,201
Expenses related to the Business Combination and related transactions	—	—	—	2,034
Tractor operating lease charges	5,432	4,448	14,693	12,366
Adjusted EBITDAR	$58,281	$31,425	$149,083	$81,181
Less tractor operating lease charges	(5,432)	(4,448)	(14,693)	(12,366)
Adjusted EBITDA	$52,849	$26,977	$134,390	$68,815
Net capital expenditures	(49,898)	(14,930)	(85,296)	(23,922)
Free cash flow	$2,951	$12,047	$49,094	$44,893

Daseke, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures - Adjusted EBITDA by Segment

(Unaudited)

(In thousands)

	Three Months Ended				Three Months Ended
	September 30, 2018				September 30, 2017
	Flatbed	Specialized	Corporate	Consolidated	Flatbed	Specialized	Corporate	Consolidated
Net income (loss)	$5,968	$5,591	$(9,378)	$2,181	$2,280	$4,427	$(6,657)	$50
Depreciation and amortization	9,200	27,574	26	36,800	7,150	12,619	36	19,805
Net interest expense	2,131	2,874	6,664	11,669	1,774	2,114	4,660	8,548
Income tax provision (benefit)	4,154	3,890	(7,374)	670	717	633	(4,212)	(2,862)
Acquisition-related transaction expenses	—	1	600	601	—	—	773	773
Stock based compensation	243	523	162	928	237	293	133	663
Adjusted EBITDA	$21,696	$40,453	$(9,300)	$52,849	$12,158	$20,086	$(5,267)	$26,977

Daseke, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures - Acquisition Adjusted EBITDA by Segment

(Unaudited)

(In thousands)

	Three Months Ended				Three Months Ended
	September 30, 2018				September 30, 2017
	Flatbed	Specialized	Corporate	Consolidated	Flatbed	Specialized	Corporate	Consolidated
Net income (loss)	$6,520	$5,591	$(9,378)	$2,733	$4,230	$6,973	$(6,657)	$4,546
Depreciation and amortization	9,730	27,574	26	37,330	10,761	20,064	36	30,861
Net interest expense	2,188	2,874	6,664	11,726	2,061	4,223	4,660	10,944
Income tax provision (benefit)	4,154	3,890	(7,374)	670	717	1,286	(4,212)	(2,209)
Acquisition-related transaction expenses	—	1	600	601	—	—	773	773
Stock based compensation	243	523	162	928	237	366	133	736
Acquisition adjusted EBITDA	$22,835	$40,453	$(9,300)	$53,988	$18,006	$32,912	$(5,267)	$45,651

Daseke, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures - Aveda Adjusted EBITDA

(Unaudited)

(In thousands)

	Four(1) Months Ended September 30,
	2018	2017

Net income (loss)	$(2,348)	$(1,689)
Depreciation and amortization	11,340	4,134
Net interest expense	18	2,018
Income tax provision (benefit)	(1,514)	138
Acquisition-related transaction expenses	29	—
Stock based compensation	—	286
Aveda Adjusted EBITDA	$7,525	$4,887

(1)	The 2018 period is from June 6, 2018 through September 30, 2018.

Daseke, Inc. and Subsidiaries

Reconciliation of Operating Ratio to Adjusted Operating Ratio

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2018	2017	2018	2017

Total revenue	$461,589	$231,322	$1,166,069	$589,079
Fuel surcharge	38,256	18,008	104,244	48,331
Operating revenue, net of fuel surcharge	$423,333	$213,314	$1,061,825	$540,748

Total operating expenses	$447,672	$225,618	$1,135,887	$579,759
Fuel surcharge	38,256	18,008	104,244	48,331
Acquisition-related transaction expenses	601	773	2,442	2,255
Impairment	—	—	2,840	—
Expenses related to the Business Combination and related transactions	—	—	—	2,034
Net impact of step-up in basis of acquired assets	6,957	3,260	16,421	7,088
Adjusted operating expenses	$401,858	$203,577	$1,009,940	$520,051

Operating ratio	97.0%	97.5%	97.4%	98.4%
Adjusted operating ratio	94.9%	95.4%	95.1%	96.2%

Daseke, Inc. and Subsidiaries

Reconciliation of Operating Ratio to Adjusted Operating Ratio by Segment: Flatbed

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2018	2017	2018	2017

Total revenue(1)	$181,494	$85,592	$488,681	$253,794
Fuel surcharge	20,858	8,400	56,768	25,145
Operating revenue, net of fuel surcharge	$160,636	$77,192	$431,913	$228,649

Total operating expenses(1)	$169,264	$80,837	$460,219	$238,839
Fuel surcharge	20,858	8,400	56,768	25,145
Net impact of step-up in basis of acquired assets	25	227	888	888
Adjusted operating expenses	$148,381	$72,210	$402,563	$212,806

Operating ratio	93.3%	94.4%	94.2%	94.1%
Adjusted operating ratio	92.4%	93.5%	93.2%	93.1%

(1)	Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.

Daseke, Inc. and Subsidiaries

Reconciliation of Operating Ratio to Adjusted Operating Ratio by Segment: Specialized

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2018	2017	2018	2017

Total revenue(1)	$283,891	$147,631	$687,137	$340,289
Fuel surcharge	17,718	9,756	48,474	23,620
Operating revenue, net of fuel surcharge	$266,173	$137,875	$638,663	$316,669

Total operating expenses(1)	$272,076	$140,472	$663,072	$327,533
Fuel surcharge	17,718	9,756	48,474	23,620
Impairment	—	—	2,840	—
Net impact of step-up in basis of acquired assets	6,932	3,033	15,533	6,200
Adjusted operating expenses	$247,426	$127,683	$596,225	$297,713

Operating ratio	95.8%	95.2%	96.5%	96.3%
Adjusted operating ratio	93.0%	92.6%	93.4%	94.0%

(1)	Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.